UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SITO	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 5, 2019, SITO Mobile, Ltd. (the “Company”) received a written notification from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price for its common stock had been below $1.00 for the last 30 consecutive business days and that the Company therefore was not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until January 2, 2020, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock was required to be at least $1.00 for a minimum of 10 consecutive business days. Nasdaq notified the Company that it may be eligible for a second 180 calendar day period, provided that the Company met the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except the Bid Price Requirement, and the Company provided written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

Also as previously disclosed, on November 20, 2019, the Company received a written notification from Nasdaq notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Financial Reporting Requirement”) because it has not yet filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 (the “Filing”). According to the Nasdaq Listing Rules, the Company had a period of 60 calendar days from the date of the notice, or until January 20, 2020, to submit to Nasdaq a plan to regain compliance with the Periodic Financial Reporting Requirement.

On January 6, 2020, the Company received a written notice (the “Notice”) from Nasdaq that the Company has not regained compliance with the Bid Price Requirement and is not eligible for a second 180-day period because, as the Company does not comply with multiple requirements for continued listing, it does not appear to Nasdaq that it is possible for the Company to cure the bid price deficiency. The Notice referenced (i) the fact that the Company has not yet made the Filing and (ii) that the Company has not held its annual meeting of stockholders within twelve months of the end of the Company’s fiscal year and therefore no longer complies with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(A).

As a result, Nasdaq has determined that unless the Company timely requests an appeal of such determination before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on January 15, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

In accordance with Nasdaq’s procedures, the Company intends to appeal Nasdaq’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing. This Hearing request will automatically stay the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. The Company expects that Nasdaq will hold the Hearing with the Panel within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules. The Company intends to submit its request to Nasdaq by the deadline of 4:00 p.m. Eastern Time on January 13, 2020.

In connection with the Hearing, the Company will be required to present a plan for regaining compliance with the Nasdaq Listing Rules. There can be no assurance that Nasdaq would accept the Company’s compliance plan, that the Company will be able to regain compliance with the Bid Price Requirement or the Periodic Financial Reporting Requirement, or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: January 10, 2020	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

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